Exhibit 4.3

September 29, 2008

VIA FACSIMILE TO (212) 616-7608

AND FEDERAL EXPRESS

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Attn: Ms. Alexandra Albrecht

Re:     Perma-Fix Environmental Services, Inc.; Rights Agreement;

           Our File No. 7034-002

Ladies and Gentlemen:

Certain subparagraphs of the Rights Agreement, dated May 2, 2008 (the “Rights Agreement”), by and between Perma-Fix Environmental Services, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”) were inadvertently numbered incorrectly. This letter agreement changes the Rights Agreement to correct such numbering system pursuant to the authority granted to the Company and the Rights Agent in Section 27 of the Rights Agreement. Effective upon the execution of this letter by the Company and the Rights Agent, the following subparagraph numbers of the Rights Agreement are changed as indicated:

1.	Subparagraphs 13(e) and (f) are hereby renumbered 13(a) and (b), respectfully;

2.	Subparagraphs 14(e), (f) and (g) are hereby renumbered 14(a), (b) and (c), respectfully;

3.	Subparagraphs 16(e), (f), (g) and (h) are hereby renumbered 16(a), (b), (c) and (d), respectfully;

4.	Subparagraphs 20(e), (f), (g), (h), (i), (j), (k), (l) and (m) are hereby renumbered 20(a), (b), (c), (d), (e), (f), (g), (h) and (i), respectfully;

5.	Subparagraphs 23(e), (f) and (g) are hereby renumbered 23(a), (b) and (c), respectfully;

6.	Subparagraphs 24(e), (f), (g) and (h) are hereby numbered 24(a), (b), (c) and (d), respectfully; and

7.	Subparagraphs 25(e) and (f) are hereby renumbered 25(a) and (b), respectfully.

Compliance Department

Continental Stock Transfer & Trust Company

September 29, 2008

Except as expressly set forth above, the Rights Agreement remains effective without modification. This letter agreement may be signed in two counterparts, which together will constitute a single agreement. Please indicate acceptance of the foregoing by signing where indicated below.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/Steven Baughman
Steven T. Baughman
Chief Financial Officer

Dated: September 29, 2008

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
/s/Alexandra Albrecht
Alexandra Albrecht,
Vice President and Senior Account Manager

Dated: September 29, 2008